UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2012

MModal Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35069	98-0676666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9009 Carothers Parkway

Franklin, Tennessee 37067

(Address of Principal Executive Offices) (Zip Code)

(866) 295-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Forms of Restricted Stock Unit Award Agreements for Executive Officers

On May 3, 2012, the Board of Directors (the “Board”) of MModal Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Committee”), approved new forms of restricted stock unit award agreements for grants to executive officers under the MedQuist Holdings Inc. 2010 Equity Incentive Plan (the “Plan”) for (a) time-based restricted stock unit awards (the “Time-Based RSU Agreement”) and (b) performance-based restricted stock unit awards (the “Performance-Based RSU Agreement” and, together with the Time-Based RSU Agreement, the “Agreements”). The Board approved the Agreements in connection with its decision to change its approach on granting equity awards under the Plan to executive officers. In order to promote a pay-for-performance culture, the Board generally intends to grant an equal amount of time-based and performance-based restricted stock units (“RSUs”) in the future as compared to its historical practice of granting stock options and restricted stock under the Plan.

RSUs granted pursuant to the Time-Based RSU Agreement will vest on each of the first, second, and third anniversaries of the initial grant of the award, subject to continued employment with the Company. Thirty-three and 3/10 percent (33.3%) of the RSUs will vest on each of the first and second anniversaries of the initial grant of the award, and thirty-three and 4/10 percent (33.4%) of the RSUs will vest on the third anniversary of the initial grant of the award. As soon as practicable after the applicable vesting date, RSUs that vest under the Time-Based RSU Agreement will be settled in shares of common stock of the Company (“Common Stock”).

RSUs granted pursuant to the Performance-Based RSU Agreement will vest on the last day of the Performance Period (as defined in the Performance-Based RSU Agreement), subject to the achievement of performance goals for the Performance Period and continued employment with the Company. The number of RSUs that vest on the vesting date will be equal to the product of (a) the Target Award (as defined in the Performance-Based RSU Agreement) and (b) the Total Shareholder Return (“TSR”) Multiplier (as determined by the Committee), provided the Threshold Performance Level (as determined by the Committee) is attained. As soon as practicable following the date on which the Committee certifies that the applicable TSR Performance (as defined in the Performance-Based RSU Agreement) as set by the Committee has been achieved, but in no event later than March 15 of the year following the year in which the vesting date occurs, RSUs that vest under the Performance-Based RSU Agreement will be settled in shares of Common Stock.

The recipient of RSUs under the Agreements will not have rights of a stockholder, including dividend and voting rights, unless and until such RSUs are settled in shares of Common Stock. Upon the termination of the recipient’s employment or service with the Company, any unvested RSUs will generally be forfeited under the terms of the Agreements; provided, however, that if (a) the recipient is terminated without cause (other than by reason of death or due to permanent disability) or (b) the conditions for vesting of RSUs under the recipient’s employment agreement are satisfied, the RSUs will not be forfeited and will instead vest on the date a Release (as defined in the Agreements) is executed by the recipient. Generally, the terms of a recipient’s employment agreement will govern in the event of any conflict between the terms of such agreement and the Agreements.

The Agreements also include a clawback provision in the event the recipient (a) engaged in fraud resulting in a financial restatement or (b) knowingly or through gross negligence engaged in misconduct resulting in such financial restatement. In such event, the recipient would be required to (i) forfeit any and all RSUs, whether or not vested, and any shares of Common Stock and cash proceeds received in settlement of such RSUs, and (ii) repay the sales proceeds from such shares during the three-year period preceding the date on which the Company first determines that it must prepare a financial restatement.

The above summaries are qualified in their entirety by reference to the Time-Based RSU Agreement and the Performance-Based RSU Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Grants of Equity Awards to Certain Named Executive Officers

On May 3, 2012, the Board, upon the recommendation of the Committee, approved a discretionary award of 91,687 restricted shares of Common Stock to Roger L. Davenport, the Company’s Chairman and Chief Executive Officer, in lieu of Mr. Davenport’s guaranteed 2011 cash bonus amount of $562,500 that he agreed to forgo. The shares will vest one-half on the first anniversary of the grant and one-half on the second anniversary of the grant, provided he remains continuously employed through that date and subject to full acceleration upon termination without cause, resignation with good reason, or change in control of the Company. Mr. Davenport’s restricted stock award is also subject to a clawback provision similar to the Agreements and other customary terms and conditions set forth in the Restricted Stock Award Agreement dated July 11, 2011, by and between MedQuist Holdings Inc. and Roger L. Davenport, which was filed with the Securities and Exchange Commission as Exhibit 10.5 to the Company Current Report on Form 8-K filed on July 12, 2012.

On May 3, 2012, the Board, upon the recommendation of the Committee, granted time-based and performance-based RSUs under the Plan to each executive officer who was listed in the Summary Compensation Table in the 2012 Proxy Statement and who is currently serving as an executive officer of the Company. The following table sets forth the number of RSUs that were granted to such officers with an annual vesting date of April 1:

Named Executive Officer	Time-Based RSUs	Performance-Based RSUs (target)
Roger L. Davenport	93,750	93,750
Ronald L. Scarboro	12,225	4,075
Michael F. Clark	15,281	5,094
Michael Finke	11,461	3,820

On June 14, 2012, the Board, upon the recommendation of the Committee, approved a discretionary award of 17,307 time-based RSUs and 5,769 performance-based RSUs (target) to Ronald L. Scarboro, the Company’s Chief Financial Officer, to recognize his extraordinary performance in the past ten months, to increase his total outstanding equity incentives, and to promote retention.

All of the RSUs granted by the Committee described above are subject to customary terms and conditions that are set forth in the Plan and the Agreements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Stock Unit Award Agreement between MModal Inc. and Certain Officers (Time-Based)

10.2	Form of Restricted Stock Unit Award Agreement between MModal Inc. and Certain Officers (Performance-Based)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MModal Inc.

	By:	/s/ Kathryn F. Twiddy
Date: June 15, 2012		Kathryn F. Twiddy, Chief Legal Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Stock Unit Award Agreement between MModal Inc. and Certain Officers (Time-Based)

10.2	Form of Restricted Stock Unit Award Agreement between MModal Inc. and Certain Officers (Performance-Based)